Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-103213) of Meredith Enterprises, Inc. (formerly West Coast Realty Investors, Inc.) of our report dated February 14, 2004, relating to the financial statements, included in this Annual Report on Form 10-K.

/s/ BDO SEIDMAN, LLP

Los Angeles, California

March 23, 2004